UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 3, 2008

FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200 Minneapolis, Minnesota		55402-3232
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	612-758-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2008, Fair Isaac Corporation (the "Company") and certain stockholders of the Company that are affiliated with Sandell Asset Management Corp. (collectively, the "Sandell Group") entered into an agreement (the "Agreement"), pursuant to which, among other things, the Company agreed to propose four director nominees (the "Nominees"), including John S. McFarlane, current directors Nick Graziano and Allan Loren, and an individual selected by the Company's Board of Directors ("Board") who is reasonably acceptable to the Sandell Group, for election at the Company's 2009 annual meeting of stockholders ("Annual Meeting").  Pursuant to the Agreement, the Sandell Group will cause all shares of the Company's common stock beneficially owned by it to be present and voted in favor of the Nominees and the six other current members of the Board who stand for reelection and who are recommended by the Board at the 2009 Annual Meeting.  The Agreement also provides that if the Sandell Group's beneficial ownership of the Company's common stock becomes less than three percent (3%) of the outstanding shares as a result of Sandell Group transfers, then upon a majority vote of the Company's Board, other than the Nominees, each of Mr. Graziano, Mr. Loren and Mr. McFarlane shall immediately tender their resignations from the Board.  In the event Mr. Graziano, Mr. Loren or Mr. McFarlane is unable to perform his duties or dies following execution of the Agreement through his term of office as a director, or, in the case of Mr. Graziano, is no longer associated with the Sandell Group, the Agreement provides that each may be replaced by a designee of the Sandell Group who is reasonably acceptable to the Board.

The Agreement also contains certain restrictions on the Sandell Group, which generally terminate eighty (80) days prior to the date of the Company's 2010 Annual Meeting of Stockholders (or a shorter period if the Company extends the period for advance notice of nominations of directors or proposals under its bylaws) (the "Standstill Period").  During the Standstill Period, the Sandell Group is restricted from increasing its investment in the Company above ten percent (10%) of the Company's outstanding shares of common stock.  During the Standstill Period, the Sandell Group is also restricted, subject to certain limited exceptions appearing in the Agreement, from activities with respect to: (i) influence or control of Company management or obtaining Board representation, engaging in activities in opposition to the Board recommendations or submitting any proposal or director nomination to the Company's stockholders, or soliciting, encouraging or in any way participating in the solicitation of any proxies with respect to any voting securities of the Company; (ii) participation in any "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 other than the Sandell Group; (iii) public disparagement of any member of the Board or Company management; and (iv) certain transfers of Company common stock without the prior written consent of the Company.

This summary of the Agreement is not complete and is qualified by reference to the entire Agreement, which is attached hereto as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On December 3, 2008, Guy R. Henshaw and Tony J. Christianson each notified the Company that neither director will stand for re-election to the Board at the 2009 Annual Meeting. Guy R. Henshaw has served as a member of the Board since February 1994.  Tony J. Christianson has served as a member of the Board since November 1999.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement dated December 4, 2008, between the Company and the Sandell Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

Date	December 9, 2008

/s/ Mark R. Scadina
Mark R. Scadina
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated December 4, 2008, between the Company and the Sandell Group